Exhibit 31.1

I, Steven V. Lant, Chairman of the Board, President and Chief Executive Officer of CH Energy Group, Inc. and Chairman of the Board and Chief Executive Officer of Central Hudson Gas & Electric Corporation (collectively the "Registrants"), certify for each of the Registrants that:

      1. I have reviewed this quarterly report on Form 10-Q of the Registrants;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrants as of, and for, the periods presented in this report;

      4. The Registrants' other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Registrants and have:

            a) designed such disclosure controls and procedures to ensure that material information relating to the Registrants, including their consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

            b) evaluated the effectiveness of the Registrants' disclosure controls and procedures and prescribed in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of period covered by this report based on such evaluation; and

            c) disclosed in this report any change in the Registrants' internal control over financial reporting that occurred during the Registrants' most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Registrants' internal control over financial reporting.

      5. The Registrants' other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrants' auditors and the audit committee of Registrants' boards of directors (or persons performing the equivalent functions):


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            a)    all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrants' ability to record, process, summarize and report financial information; and

            b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrants' internal control over financial reporting.

                                    CH ENERGY GROUP, INC.
                                        (Registrant)

                   By:                /s/ Steven V. Lant
                      --------------------------------------------------
                                       Steven V. Lant
                            Chairman of the Board, President and
                                   Chief Executive Officer


                          CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                       (Co-Registrant)

                   By:                /s/ Steven V. Lant
                      --------------------------------------------------
                                       Steven V. Lant
                      Chairman of the Board and Chief Executive Officer

Dated: May 7, 2004


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